UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2018 (June 13, 2018)

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000‑24389	36‑4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766‑4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07       Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders of OneSpan Inc. (the “Company”) was held June 13, 2018.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.

To elect seven directors to serve on the Board of Directors until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until he or she resigns, dies or is removed; and

2.	To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes regarding the election of the director nominees proposed by the Company’s Board of Directors were as follows:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
T. Kendall Hunt	29,754,522	220,763	4,315,343
Michael P. Cullinane	29,559,097	416,188	4,315,343
John N. Fox, Jr.	29,549,345	425,940	4,315,343
Jean K. Holley	29,589,489	385,796	4,315,343
Matthew Moog	29,604,773	370,512	4,315,343
Art Gilliland	29,822,044	153,241	4,315,343
Scott M. Clements	29,820,155	155,130	4,315,343

Based on the votes set forth above, the director nominees were duly elected.

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 received the following votes:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
34,124,147	119,545	46,936	4,315,343

Based on the votes set forth above, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was duly ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2018	OneSpan Inc.

/s/ Mark S. Hoyt
Mark S. Hoyt
Chief Financial Officer